EXHIBIT 10.20

WORK ORDER

This Work Order dated January 3, 2005, is an integral part of the Development Agreement between Contractor and COMPANY dated September 1, 2004. The Start Date is the date that the payment is received by Contractor for Proposal Acceptance in the amount specified in the Schedule of Deliverables in Exhibit B.

Contractor is hereby authorized to perform work as set forth below in accordance with this Work Order and the Development Agreement.

  Description of software to be developed by Contractor: See Exhibit B

  Description of where services will be provided: Services will primarily be provided at Contractor facility in Denver, Colorado and on-site at COMPANY's facility in New Jersey and Lucent Technologies site in New Jersey.

  Dates Service will be provided: Services will be provided from the Start Date as stated above for a period of six (6) months. These dates may change due to COMPANY's requirements.

  Rate of compensation and/or charges for service: *

  Payment Schedule: *

  Late Payments: Accounts which are past due (days) will be subject to a monthly charge of one and one-half percent (1.5%) per month or the maximum rate permitted by the law, whichever is less..

  Delivery and Acceptance: One set of custom executable software will be delivered for acceptance testing. This set of custom software will be installed on one system that COMPANY will specify for use during acceptance testing and final acceptance, which shall be held in accordance with the Acceptance Test Plan ("ATP"). The ATP will be delivered along with the software. The Custom Development software shall be deemed "Accepted" according to the following criteria, which ever occurs first;

a) COMPANY furnishes a formally signed statement of acceptance of the finished product, or

b) COMPANY deploys the product in a customer environment for 30 days or more, or

c) 30 days have passed after the delivery of the final product to COMPANY, during which no problems of severity level one (1), severity level two (2) and severity level three (3) errors were reported in the delivered custom software. The start date for criteria (c) will not begin until software has been successfully installed and configured on COMPANY'S test system in New Jersey. Thirty days (30) prior to the ATP phase of this agreement, COMPANY will provide to CONTRACTOR technical engineering documentation that clearly defines severity level conditions 1 through 3 for COMPANY acceptance.

EXHIBIT A

Upon Acceptance, one copy of the final custom software source code will be shipped to COMPANY.

  Warranty:

For a period of ninety (90) days from delivery to COMPANY for acceptance, Contractor warrants that the software will perform substantially in accordance with its applicable documentation under normal usage.

  Termination of Order:

In the event COMPANY decides to terminate the contract with Contractor prior to completion of the project, COMPANY will pay Contractor for any work performed and expenses incurred prior to the date of termination.

  COMPANY Project Manager/Point of Contact:

Name: Phil Thompson
Phone Number: 973-638-2452
Email: pthompson@mphasetech.com
Name: Steve Simon
Phone Number: 973-638-2451
Email: ssimon@mphasetech.com

  Contractor Point of Contact:

Name: Bryan Richardson
Phone Number: (303) 255-6079
Email: Bryan@magpieti.com

IN NO EVENT SHALL THE PAYMENT FOR SERVICES AND EXPENSES UNDER THIS WORK ORDER EXCEED $312,000 WITHOUT THE ADVANCE WRITTEN APPROVAL OF COMPANY.

mPhase Technologies, Inc.	Magpie Telecom Insiders, Inc.

By:	By:
Name:	Name:
Title:	Title:
Dated:	Dated:

EXHIBIT A

DESCRIPTION OF SERVICES TO BE PROVIDED BY CONTRACTOR
Exhibit B

The Contractor will develop the following:

  Features: Exhibit A PART ONE (UI-Only) features.

  Other development information: The list of features is in Exhibit A.

  Description of where services will be provided: Services will be provided at Contractor's facility in Westminster, Colorado. Contractor to provide on-site personnel for a minimum of PERIOD at the start of the contract to facilitate knowledge transfer and to finalize the design for the software to be developed. Additional on site time will be provided by Contractor as required to complete the knowledge transfer and design. COMPANY is responsible for integration and system test that will be done at COMPANY's New Jersey facility.

EXHIBIT A

  Schedule of deliverables:

*

Any significant changes in features or functionality outlined in Section 1 of this document may affect the quoted price and/or delivery time. Once a contract is in place, any changes to the requirements/deliverables will require a signed deviation order and may require additional price negotiation.

EXHIBIT A

* Portions of this exhibit have been ommitted pursuant to rule 406 of the Securities Act of 1933, as amended, as part of a confidential treatment request by the Company to the Securities and Exchange Commission under 17 CFR §§ 200.80(b)(4) and 200.83.